Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 027120.0001007
January 28, 2025
Board of Directors
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
Registration Statement on Form S-8
Smithfield Foods, Inc. Omnibus Incentive Plan
Smithfield Foods, Inc. Employee Stock Purchase Plan
Ladies and Gentlemen:
We have acted as Virginia counsel to Smithfield Foods, Inc., a Virginia corporation (the “Issuer”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-8 (the “Registration Statement”) to register (i) 19,873,461 shares (the “Incentive Plan Shares”) of the Issuer’s common stock, no par value (the “Common Stock”), issuable under the Issuer’s Omnibus Incentive Plan (the “Incentive Plan”) and (ii) 1,987,346 shares (the “ESPP Shares,” and together with the Incentive Plan Shares, the “Shares”) of Common Stock issuable under the Issuer’s Employee Stock Purchase Plan (the “ESPP,” and together with the Incentive Plan, the “Plans”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
(a)The Registration Statement;
(b)the Amended and Restated Articles of Incorporation of the Issuer, as amended through the date hereof, as certified by the Secretary of the Issuer on the date hereof;
(c)the Amended and Restated Bylaws of the Issuer, as amended through the date hereof, as certified by the Secretary of the Issuer on the date hereof;
(d)resolutions of the Board of Directors of the Issuer adopted by unanimous written consent, effective on January 16, 2025 with respect to, among other things, the authorization of
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Smithfield Foods, Inc.
January 28, 2025

the Plans and the issuance of the Shares, as certified by the Secretary of the Issuer as of the date hereof (the “Board Resolutions”);
(e)written consent of the shareholder of the Issuer, effective on January 17, 2025, with respect to, among other things, the authorization of the Plans and the issuance of the Shares, as certified by the Secretary of the Issuer as of the date hereof;
(f)the Incentive Plan, filed with the Commission on January 21, 2025, as an exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-284141), in connection with the Company’s initial public offering (the “IPO”);
(g)the ESPP, filed with the Commission on January 21, 2025, as an exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-284141), in connection with the IPO;
(h)an executed copy of the certificate of the Secretary of the Issuer, dated the date hereof, as to certain factual matters (the “Secretary’s Certificate”);
(i)a copy of the certificate, issued by the SCC as of a recent date as to the Issuer’s existence and good standing in the Commonwealth of Virginia (the “Good Standing Certificate”); and
(j)originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Issuer, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Issuer).
As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Issuer, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.
We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Smithfield Foods, Inc.
January 28, 2025

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:
1.The Issuer is a corporation existing and in good standing under the laws of the Commonwealth of Virginia.
2.The issuance and sale of the Shares has been duly authorized and, when issued in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.
The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Issuer is based solely upon our review of the Good Standing Certificate.
We hereby consent to the filing of this opinion of counsel an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.
Very truly yours,
/s/ Hunton Andrews Kurth LLP